UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 16, 2005

ASTRATA GROUP INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-32475		84-1408762
(Commission File Number)		(IRS Employer Identification No.)

1801 Century Park East, Suite 1830, Los Angeles, California		90067-2320
(Address of Principal Executive Offices)		(Zip Code)

(310) 282-8646
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Section 8. Other Events

Item 8.01 Other Events

This amendment to the registrant’s Current Report on Form 8-K, filed on June 16, 2005, corrects the registrant’s report of its loss per fully diluted share. The correct information is that the registrant’s net loss for the year was approximately $7.3 million, or $0.78 per fully diluted share, compared to a loss of $25,000, or $ - per fully diluted share, for the prior year. The registrant had previously reported a net loss for the year of approximately $7.3 million, or $0.96 per fully diluted share, compared to a loss of $30,000, or $0.01 per fully diluted share, for the prior year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2005	ASTRATA GROUP INCORPORATED

	By:	/s/ Trevor Venter
Trevor Venter
Chief Executive Officer